Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Quoin Pharmaceuticals Ltd. on Form S-1 (File No. 333-266476 and 333-269543) of our report dated March 15, 2023, with respect to our audit of the consolidated financial statements of Quoin Pharmaceuticals Ltd. as of and for the year ended December 31, 2022, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

East Hanover, New Jersey

March 15, 2023